                                                              EXHIBIT 10(p)

                              BUY-SELL AGREEMENT


EFFECTIVE DATE:  January 20, 1998

PARTIES:

     TED W. PALMER, Trustee,
     THOMAS W. PALMER, and
     EUGENE C. ALBERT                  (hereafter "Shareholders")

     CREDIT CONCEPTS, INC.,            (hereafter "Corporation")
     an Oregon corporation


RECITALS:

     A. This Agreement is made with respect to all of the Corporation's capital stock, now or hereafter outstanding ("shares"), for the purpose of protecting the Corporation and the Shareholders in the event of a purchase of the shares of any Shareholder as provided for in this Agreement;

     B. The Shareholders together own all the outstanding shares of the Corporation's stock as follows:

     Shareholders                  Number of Shares
     ------------                  ----------------
     TED W. PALMER, Trustee             100
     THOMAS W. PALMER                   100
     EUGENE C. ALBERT                   100


     C. It is the intent of all parties hereto that any additional shares of the Corporation's capital stock hereafter purchased, or otherwise acquired by a Shareholder, shall be subject to this Agreement.


AGREEMENTS:

     NOW, THEREFORE, in consideration of the foregoing Recitals and the covenants and conditions contained herein to be kept and performed, IT IS
AGREED:


SECTION 1.     RESTRICTIONS ON TRANSFER OR ENCUMBRANCE

     1.1 No Shareholder shall transfer his shares in the Corporation, or any portion thereof, except as expressly permitted by this Agreement. For purposes of this Agreement, "transfer" shall be construed as broadly as the law shall allow, and shall include any change of legal or beneficial ownership with respect to such shares.

     1.2 No Shareholder shall encumber his shares in the Corporation, or any portion thereof, without the written consent of all other Shareholders. For purposes of this Agreement, "encumber" shall be construed as broadly as the law shall allow, and shall include voluntary action by a Shareholder in pledging a security interest in such shares or an assignment for the benefit of creditors or involuntary action against a Shareholder, including execution upon or attachment of shares by any creditor.

     1.3 Any purported transfer or encumbrance not permitted under this Agreement shall be null and void and of no force or effect whatsoever. Any Shareholder engaging or attempting to engage in a transfer or encumbrance or attempted transfer or encumbrance not permitted under this Agreement shall indemnify and hold harmless the Corporation and other Shareholders from all costs, liability and damage that any of the indemnified parties may incur as a result of such transfer or encumbrance or attempt to transfer or encumber the shares and enforcement of the foregoing indemnity.


SECTION 2.  PERMITTED TRANSFERS

     2.1 Subject to the conditions and restrictions set forth in Section 2.2 hereof, a Shareholder may, at any time, transfer all or any portion of the Shareholder's interest in the Corporation to:

          2.1.1     Any other Shareholder;

          2.1.2 The Transferor's trustee to whom such shares may be transferred during the Shareholder's lifetime;

          2.1.3 To any person or entity with the written consent of all of the other Shareholders;

          2.1.4     To any person or entity in accordance with Section 3.

     2.2 A transfer shall not be treated as a permitted transfer under Section 2 hereof unless and until the following conditions are satisfied:

          2.2.1 The Transferor and Transferee shall execute and deliver to the Corporation such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Corporation to effect such transfer;

          2.2.2 The Transferee must execute a counterpart copy of this Agreement, as amended, pursuant to which the Transferee agrees to be bound by the provisions of this Agreement, as amended;

          2.2.3 The Transferee must agree to take all action necessary and appropriate to continue the election to be taxed as a Subchapter S Corporation.


SECTION 3.  PERMITTED LIFETIME TRANSFERS - RIGHT OF FIRST REFUSAL

     3.1 Except as otherwise permitted by Section 2 hereof, no Shareholder shall transfer all or any portion of his shares in the Corporation (the "Offered Shares") unless such Shareholder (the "Transferor") first offers to sell the Offered Shares pursuant to the terms of this Section 3.

          3.1.1 No transfer may be made under this Section 3 unless the Transferor has received a bona fide written offer (the "Purchase Offer") from a person (the "Transferee") to purchase the Offered Shares for a purchase price (the "Offer Price") according to specified terms, with or without interest, which offer shall be in writing signed by the Transferee and shall be irrevocable for a period ending no sooner than the day following the end of the Offer Period, as hereinafter defined.

          3.1.2 Prior to making any transfer that is subject to the terms of this Section 3, the Transferor shall give to the Corporation and each Shareholder written notice (the "Offer Notice") which shall include a copy of the Purchase Offer and an offer (the "Firm Offer") to sell the Offered Shares to the Corporation and the other Shareholders (the "Other Shareholders") for the Offer Price, payable according to the same terms as (or more favorable terms than) those contained in the Purchase Offer, provided that the Firm Offer shall be made without regard to the requirement of any earnest money or similar deposit required of the Transferee prior to closing, and without regard to any security (other than the Offered Shares) to be provided by the Transferee for any deferred portion of the Offer Price.

          3.1.3 The Firm Offer shall be irrevocable for a period of 90 days following the day of the Offer Notice.

          3.1.4 At any time during the first 30 days of the Offer Period, the Corporation may accept the Firm Offer as to all or any portion of the Offered Shares, by giving written notice of such acceptance to the Transferor and the Other Shareholders, which notice shall indicate the maximum portion of the Offered Shares that the Corporation is willing to purchase. If the Corporation does not notify the Other Shareholders of a willingness to acquire all of the Offered Shares, at any time during the remainder of the Offer Period, any Other Shareholders may accept the Firm Offer as to all or any portion of the Offered Shares not accepted by the Corporation, by giving written notice of such acceptance to the Transferor and the Corporation, which notice shall indicate the maximum portion of the remaining Offered Shares that the Other Shareholders are willing to purchase. In the event that the Corporation and the Other Shareholders ("Accepting Shareholders"), in the aggregate, indicate a willingness to accept the Firm Offer as to the entire Offered Shares, the Firm Offer shall be deemed to be accepted and each Accepting Shareholder shall be deemed to have accepted that portion of the Firm Offer that was not accepted by the Corporation. In such event, each Accepting Shareholder shall have the right to purchase that number of shares owned by the offering Shareholder, equal to the ratio of the number of shares owned by the Other Shareholders to the aggregate number of shares owned by the Other Shareholders, but in the event the Accepting Shareholder indicates a willingness to acquire less than the Accepting Shareholder's full share, any unaccepted portion shall be deemed accepted by the other Accepting Shareholders who indicated a willingness to acquire more than their proportionate share and accepted in proportion to a similar ratio, but as before limited by their indications of the maximum amount they are willing to acquire. If the Corporation and the Accepting Shareholders do not accept the Firm Offer as to all of the Offered Shares during the Offer Period, the Firm Offer shall be deemed to be rejected in its entirety.

          3.1.5 In the event that the Firm Offer is accepted, the closing of the sale of the Offered Shares shall take place within 30 days after the Firm Offer is accepted or, if later, the date of closing set forth in the Purchase Offer. The Transferor, the Corporation and all Accepting Shareholders shall execute such documents and instruments as may be necessary or appropriate to effect the sale of the Offered Shares pursuant to the terms of the Firm Offer and this Section 3.

          3.1.6 If the Firm Offer is not accepted in the manner hereinabove provided, the Transferor may sell the Offered Shares to the Transferee at any time within 60 days after the last day of the Offer Period, provided that such sale shall be made on terms no more favorable to the Transferee than the terms contained in the Purchase Offer and provided the following conditions are satisfied:

     (a) The Transferee shall execute a counterpart copy of this Agreement, as amended, pursuant to which the Transferee agrees to be bound by the provisions of this Agreement, as amended;

     (b) The Transferor and/or Transferee have reimbursed the Corporation for all costs and expenses that the Corporation reasonably incurs in connection with the transfer; and

     (c) The Transferor and Transferee have provided to the Corporation the Transferee's tax identification number and any other information reasonably necessary to permit the Corporation to file all required federal and state returns and other legally required information, statements or returns. In the event that the Offered Shares are not sold in accordance with the terms of the preceding sentence, the Offered Shares shall again become subject to all of the conditions and restrictions of this Section 3.


SECTION 4.  PURCHASE ON DEATH

     Within a period commencing with the death of any Shareholder and ending 180 days following the qualification of the Shareholder's personal representative, the remaining Shareholders shall purchase all the decedent's shares of the Corporation's capital stock at the price and on the terms provided in this Agreement. The obligation of the remaining Shareholders to purchase such shares shall be several and not joint and shall be pro rata based on their respective shareholdings in the Corporation.


SECTION 5.  BANKRUPTCY

     In the event any Shareholder commences a voluntary case under the federal bankruptcy laws or permits the entry of a decree of order for relief against such Shareholder in an involuntary case under the federal bankruptcy laws, or makes an assignment for the benefit of creditors, the remaining Shareholders shall have the option for a period of 180 days following notice of such event to purchase all or any part of the Shares owned by the Shareholder. The option shall be exercisable by the remaining Shareholders, and the price, terms of purchase, and method of exercise of the option shall be the same as provided hereafter, except that written notice of the exercise of such option shall be given to the Shareholder or such Shareholder's successor in interest. In the event this option is not exercised as to all the shares owned by the Shareholder, the Shareholder or the Shareholder's successor in interest will hold the shares subject to the provisions of this Agreement.


SECTION 6.  DISABILITY

     6.1 In the event any Shareholder becomes disabled, remaining Shareholders shall have the option for a period of 180 days following notice that such Shareholder is disabled (as defined in Section 6.2) to purchase all or any part of the Shares owned by the Shareholder. The option shall be exercisable by the remaining Shareholders, and the price, terms of purchase, and method of exercise of the option shall be the same as provided hereafter, except that written notice of such option shall be given to the Shareholder or such Shareholder's successor in interest. In the event this option is not exercised as to all the shares owned by the Shareholder, the Shareholder or the Shareholder's successor in interest will hold the shares subject to the provisions of this Agreement.

     6.2 For purposes of this Agreement a Shareholder shall be deemed to be "disabled" (1) if the Shareholder suffers from any physical or mental disease, condition, disorder, injury, or abuse of substances hazardous to health (including alcohol and drugs), or mental illness and (2) if one of the following conditions is satisfied:

          6.2.1 Under the terms of a bona fide disability income insurance policy that insures the Shareholder, the insurance company that underwrites such insurance policy determines that the Shareholder is totally disabled for purposes of such insurance policy; or

          6.2.2 A physician licensed to practice medicine in the state of Oregon, who has been selected by the Shareholder (or the conservator of the Shareholder's estate) and the board of directors of the Corporation, certifies that the Shareholder is partially or totally disabled so that the Shareholder will be unable to be employed gainfully on a fulltime basis by the Corporation for a six month period in the position that the Shareholder occupied before such disability. The costs and expenses of such physician shall be borne by the Corporation; or

          6.2.3 The Shareholder and the board of directors of the Corporation agree in writing that the Shareholder is partially or totally disabled so that the Shareholder will be unable to be employed gainfully on a fulltime basis by the Corporation for a six month period in the position that the Shareholder occupied before the disability.


SECTION 7.  DIVORCE

In the event of the dissolution of the marriage of any Shareholder, the remaining Shareholders shall have the option for a period of 180 days following entry of the Judgment and Decree of Dissolution of Marriage to purchase all or any part of the shares owned by the Shareholder. The option shall be exercisable by the remaining Shareholders, and the price, terms of purchase, and method of exercise of the option shall be the same as provided hereafter, except that written notice of the exercise of such option shall be given to the Shareholder or such Shareholder's successor in interest. In the event this option is not exercised as to all the shares owned by the Shareholder, the Shareholder or the Shareholder's successor in interest will hold the shares subject to the provisions of this Agreement.


SECTION 8.  VALUATION

     The purchase price for the shares to be sold and purchased pursuant to Sections 4, 5, 6 and 7, shall be determined by agreement of the parties. In the event the parties are unable to agree upon value within 30 days of the occurrence of the event requiring determination of the purchase price, then the value shall be determined by appraisal. In the event an appraisal is required, the accountant for the Corporation shall select a qualified appraiser to appraise the Corporation and determine the value of the shares to be sold and purchased within 60 days after the occurrence of the event requiring the determination of the purchase price. The appraisal fees shall be split with one-half to be paid by the selling Shareholder and one-half to be paid by the remaining Shareholders. In making the appraisal, the appraiser shall value real estate at fair market value; office equipment shall be valued at replacement cost or fair market value, whichever is lower; receivables shall be valued at their face amount, minus an allowance for uncollectible items that is reasonable in view of the past experience of the Corporation, and a recent review of their collectibility; and all liabilities shall be deducted at their face value, and a reserve for contingent liability shall be established, if appropriate.


SECTION 9.  PAYMENT TERMS

     9.1 Unless otherwise agreed, the purchase price for shares purchased and sold under this Agreement shall be paid as follows:

          9.1.1 A downpayment equal to 20% of the purchase price shall be paid on the date on which the remaining Shareholders purchase the shares;

          9.1.2 The balance of the purchase price shall be paid in 60 equal monthly installments, including interest at the rate of 9% per annum. Such installments shall commence on the first day of the month next following the date on which the remaining Shareholders purchase the shares, and like payments shall be made on the first day of each month thereafter until the purchase price may be prepaid without penalty at any time. The purchase price for the shares shall be paid to the selling Shareholder or such Shareholder's estate, as the case may be.

     9.2 The deferred portion of the purchase price for any shares purchased under this Agreement shall be evidenced by a promissory note executed by the remaining Shareholders providing for joint and several liability. Each maker shall agree to pay maker's pro rata portion of each installment of principal and interest as it falls due. The note shall provide that, in the case of default, at the election of the holder, the entire sum of principal and interest will immediately be due and payable, and that the makers shall pay reasonable attorney fees to the holder in the event suit is commenced because of default. The note shall be secured by a pledge of all the shares being purchased by the remaining Shareholders in the transaction to which the note relates. The pledge agreement shall contain such terms and provisions as may be customary and reasonable. As long as no default occurs in payments on the note, the purchase Shareholders shall be entitled to vote the shares; however, dividends shall be paid to the holder of the note as a prepayment of principal. The purchasing Shareholders shall expressly waive demand, notice of default, and notice of sale, and shall consent to public or private sale of the shares in the event of default, and the selling Shareholder shall have the right to purchase at the sale.

     9.3 Upon the exercise of any option under this Agreement and in all other events, consideration of the shares shall be delivered as soon as practicable to the person entitled to it. The secretary of the Corporation shall cause the certificates representing the purchased shares to be properly endorsed and shall issue a new certificate in the name of each purchasing Shareholder.


SECTION 10.  LEGENDS ON SHARE CERTIFICATES

     Each certificate representing shares of capital stock of the Corporation now or hereafter held by the Shareholders shall be inscribed substantially as follows:

"SALE, TRANSFER, PLEDGE OR ANY OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO AND RESTRICTED BY THE TERMS OF A BUY-SELL AGREEMENT DATED EFFECTIVE JANUARY 20, 1998, BETWEEN THE CORPORATION AND ITS SHAREHOLDERS, OF WHICH THE REGISTERED HOLDER OF THIS CERTIFICATE IS A PARTY. A COPY OF THE BUY-SELL AGREEMENT IS AVAILABLE AT THE OFFICE OF THE CORPORATION. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE BUY-SELL AGREEMENT."


SECTION 11.  ACQUISITION OF ADDITIONAL SHARES BY A SHAREHOLDER

     In the event that any Shareholder acquires additional shares of the Corporation, all such shares acquired shall be subject to all of the terms and conditions of this Agreement.


SECTION 12.  TERMINATION OF AGREEMENT

     This Agreement shall terminate on:

     12.1 The written agreement of all parties;

     12.2 The dissolution, bankruptcy, or insolvency of the Corporation; or

     12.3 At such time as only one Shareholder remains, the shares of the other Shareholder having been transferred or redeemed.


SECTION 13.  EQUITABLE RELIEF IN THE EVENT OF BREACH

     The shares of the Corporation to this Agreement are unique, cannot be readily purchased or sold because of the lack of a market, and for these reasons, among others, the parties will be irreparably damaged in the event this Agreement is breached. Any party aggrieved by a breach of the provisions of this Agreement may bring an action at law, or a suit in equity to obtain redress, including specific performance, injunctive relief, or any other viable equitable remedy. Time and strict performance are of the essence of this Agreement. Such remedies shall be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.


SECTION 14.  ATTORNEY FEES

     In the event a suit or action is filed to enforce this Agreement or with respect to this Agreement, the prevailing party shall be entitled to recover its reasonable attorney fees at the trial level and on appeal.


SECTION 15.  WAIVER

     No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.


SECTION 16.  BINDING EFFECT

     This Agreement shall be binding upon and inure to the benefit of the parties and their respective Personal Representatives, heirs, successors and permitted assigns.


SECTION 17.  ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, and supersedes and replaces all prior agreements relating to such subject matter.


SHAREHOLDERS:                      CORPORATION:

TED W. PALMER TRUST                CREDIT CONCEPTS, INC.


By:________________________        By:______________________________
     TED W. PALMER, Trustee                                    Title


By:________________________        By:______________________________
     THOMAS W. PALMER                                          Title


__________________________
EUGENE C. ALBERT